Exhibit 5.1

Faegre Baker Daniels LLP
600 East 96th Street Suite 600
Indianapolis Indiana 46240-3789
Phone +1 317 569 9600
Fax +1 317 569 4800

December 23, 2015

First Internet Bancorp

11201 USA Parkway

Fishers, Indiana 46037

Ladies and Gentlemen:

We have acted as counsel to First Internet Bancorp, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) shares of common stock, no par value per share (“Common Stock”); (ii) shares of preferred stock, no par value per share (“Preferred Stock”), in one or more classes or series; (iii) one or more series of senior debt securities (“Senior Debt Securities”); (iv) one or more series of subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares (as defined below) or Debt Securities (collectively, “Warrants”); (vi) units, consisting of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts (as defined below) or Warrants in any combination (the “Units”), (vii) purchase contracts for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”); and (viii) fractional shares of Preferred Stock represented by depositary shares (“Depositary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Purchase Contracts and Depositary Shares are collectively referred to herein as “Offered Securities.”

Any Common Stock is to be issued under the Articles of Incorporation of the Company (the “Articles of Incorporation”).  Any series of Preferred Stock is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”).  Any series of Senior Debt Securities is to be issued pursuant to an indenture (the “Senior Indenture”) and a supplement thereto between the Company and a trustee to be named by the Company substantially in the form filed as an exhibit to the Registration Statement and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  Any series of Subordinated Debt Securities is to be issued pursuant to an indenture (the “Subordinated Indenture”) and a supplement thereto between the Company and a trustee to be named by the Company substantially in the form filed as an exhibit to the Registration Statement and duly qualified under the Trust Indenture Act.  Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), which will be filed as an exhibit to the Registration Statement.  Any Units are to be issued pursuant to a unit agreement (including a form of certificate evidencing the Units) (the “Unit Agreement”), which will be filed as an exhibit to the Registration Statement.  Any Purchase Contracts are to be issued pursuant to a purchase contract agreement (including a form of certificate evidencing the Purchase Contracts) (the “Purchase Contract Agreement”), which will be filed as an exhibit to the Registration Statement.  Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares) (the “Deposit Agreement”), which will be filed as an exhibit to the Registration Statement. The Articles of Incorporation, each Articles of Amendment, the Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, each Warrant Agreement, each Unit Agreement, each Purchase Contract Agreement and each Deposit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As counsel for the Company, we are familiar with the Articles of Incorporation and Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement and (ii) the proceedings taken by the Company in connection with the authorization of the Offered Securities.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the shares of Common Stock, including shares of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as component of Units (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Stock, (iv) the Offered Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Stock issuable in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 2, 3, 4, 5, 6 or 7 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issued in connection with Depositary Shares or issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Preferred Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Stock, to fix the terms thereof and to authorize the execution and filing with the Secretary of State of the State of Indiana of Articles of Amendment relating thereto, (iv) such Articles of Amendment have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (v) the Offered Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate actions, (vi) in the case of Preferred Stock issued in connection with Depositary Shares or issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Depositary Shares, Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 3, 4, 5, 6, 7, or 8 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Offered Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Senior Debt Securities, including Senior Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Senior Debt Securities and related matters and to authorize the execution and delivery of the Senior Indenture and a supplement to the Senior Indenture, (iv) the Senior Indenture and a supplement to the Senior Indenture have been duly executed and delivered by the Company and the trustee, (v) such series of Senior Debt Securities has been duly executed and authenticated in accordance with the provisions of the Senior Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Senior Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 6 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such series of Senior Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any series of Subordinated Debt Securities, including Subordinated Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Subordinated Debt Securities and related matters and to authorize the execution and delivery of the Subordinated Indenture and a supplement to the Subordinated Indenture, (iv) the Subordinated Indenture and a supplement to the Subordinated Indenture have been duly executed and delivered by the Company and the trustee, (v) such series of Subordinated Debt Securities has been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Subordinated Debt Securities issuable upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 6 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such series of Subordinated Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, (v) certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Warrant Agreement and such corporate action, and (vi) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) certificates evidencing the Units with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Unit Agreement and such corporate action, and (vi) the actions in respect of any Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and/or Depositary Shares comprising such Units referred to in paragraphs 1, 2, 3, 4, 5, 7 and/or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Purchase Contracts, including Purchase Contracts issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Purchase Contracts have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement (including a form of certificate evidencing such Purchase Contracts) and the issuance of such Purchase Contracts, (iv) the Purchase Contract Agreement has been duly executed and delivered by the Company and the purchase contract agent, (v) certificates evidencing the Purchase Contracts with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Purchase Contract Agreement and such corporate action, and (vi) in the case of Purchase Contracts issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8. With respect to any Depositary Shares, including Depositary Shares issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Depositary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii)

any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of depositary receipt evidencing such Depositary Shares) and the issuance of such Depositary Shares, (iv) the Deposit Agreement has been duly executed and delivered by the Company and the depositary or custodian for deposit, (v) depositary receipts evidencing the Depositary Shares with terms so fixed have been duly executed, attested, issued and delivered against payment of the agreed-upon consideration therefor in accordance with the applicable Deposit Agreement and such corporate actions, (vi) the actions in respect of the underlying shares of Preferred Stock referred to in paragraph 2 hereof have been completed, and (vii) in the case of Depositary Shares issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions, as the case may be, in respect of such Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 3, 4, 5, 6 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company is and will remain duly organized and validly existing under the laws of the State of Indiana, (c) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company with the terms of such Offered Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Company will have received legally sufficient consideration for all Offered Securities, (g) each party to any Offered Securities or Governing Documents (other than the Company) will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (h) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act, (i) the terms of the Offered Securities will be established in conformity with the applicable Governing Documents and the Offered Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities under the Governing Documents, (j) any Offered Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities), and any issuance of such Offered Securities will be effected in accordance with the terms and conditions set forth in such other Offered Securities and the Governing Documents related thereto, and (k) all certificates evidencing any Offered Securities will be in the form required by law and approved for issuance by the Company.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, and (d) that New York law will be chosen to govern each Deposit Agreement, each Warrant Agreement, each Purchase Contract Agreement and each Unit Purchase Agreement, and all Offered Securities issued thereunder and/or certificates evidencing such Offered Securities.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency

Our opinions set forth herein are limited to the laws of the States of Indiana and New York, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Christine G. Long
Christine G. Long, Partner